KINETIC CONCEPTS, INC.

                     NON-STATUTORY STOCK OPTION
                           TERMS OF GRANT
                          ____________, 199_

1. Grant of Option. Kinetic Concepts, Inc. (the "Company") hereby grants ("Participant") the right (the "Option") to purchase shares (the "Shares")  of  the  common
stock, par value $.001 per share (the "Common Stock"), of the Company at a price of __________________ Dollars ($____) per Share (the "Exercise Price") in accordance with the terms of the 1995 Kinetic Concepts, Inc. Senior Executive Stock Option Plan (the "Plan"). The Committee, exercising good faith, has determined that the Option Exercise Price is equal to at least one hundred percent (100%) of the fair market value of each Share on the date hereof. Notwithstanding any provision in this Agreement to the contrary, in the event that the Plan is not approved by the shareholders of the Company, the Option shall automatically become void.

2. Duration of Option. The Option shall remain in effect during the period commencing as of the date hereof and ending on the earliest of (i) the date all of the Shares are purchased, (ii) three months from the date of the termination of employment of Participant, for any reason other than the death or permanent disability of the Participant, (iii) six months from the date of the termination of employment of the Participant as a result of the death or permanent disability of the Participant, or, (iv) 5:00 p.m. C.S.T. on the date which is ten (10) years from the date of this Option grant. In the event of a dispute between the Participant and the Company as to the termination of thean Option, the decision of the Committee with respect to such matter, determined in good faith, shall be final, binding and conclusive on the Participant. The Company shall give Participant prior written notice of any Change of Control Event (as defined in the Plan) and the last day on which Participant may exercise the Option. In the event of a Change of Control Event, the vesting of the Option, to the extent it is still in effect under this
Article 2 and has not been forfeited pursuant to Section 3 hereof, shall be accelerated and the Option shall immediately become fully vested and exercisable. Participant may, upon compliance with all the terms of the Plan, purchase any or all of the Shares on or prior to the last day specified in such notice by the Company, and, to the extent the Option shall not be exercised, it shall expire at 5:00 p.m. C.S.T. on the last day specified in such notice by the Company. Upon expiration of the Option, the Participant shall have no further rights in or under the Options or to the Shares which have not been purchased by such time.

3.   Vesting and Exercise of Option.

     The Option shall vest and may be exercised by Participant as follows:

     A. The Option will vest in twenty-five percent (25%) one-quarter third increments on December 31st of each of the first three four full calendar years following the date of the grant of the Option (or in a later year as provided hereinbelow) (a "Vesting Year"), provided, however, the Option will not vest in a particular Vesting year unless: the Company has achieved 100% of the Company's annual corporate plan approved by the Board of Directors for that Vesting year. This calculation will be made based on the methodology established for senior level corporate employees, under the Company's 1996 Management Incentive Plan. In addition, in the event the average closing price of the Company's common stock in the month of December of any Vesting Year ("Average Closing Price") does not exceed the Average
     Closing Price for the prior year by at least twenty (20%) percent and such an event occurs in two consecutive Vesting years, then the portions of the Option scheduled to vest in the second consecutive year shall not vest and all unvested portions of the Option shall not be eligible to vest during the first four Vesting Years of the Option (except in the event of a Change of Control). Notwithstanding the above and subject to the earlier termination of the Option pursuant to clauses (i),
     (ii) and (iii) of Section 1 hereof, the Option granted hereunder shall vest, to the extent not previously vested pursuant to this
     Section 3A, six months prior to the date which is ten (10) years from the date of grant (____________, 199_) and shall remain outstanding until the expiration of the term of the Option as specified herein.


     B. Any vested portion of the Option eligible to be exercised by Participant and not which has not been previously exercised may be exercised up to the time of expiration of the Option. Notwithstanding the above, and except in the event of a Change of Control or the termination of the Participant without Good Cause (as defined in the Plan), the Option shall not be exercisable until the third anniversary of the grant of the Option. The Option may be exercised only during the thirty (30) day period which begins two (2) full days after the Company issues a quarterly or annual earnings release; provided, however, that the Committee, in its sole discretion, may permit the Option to be exercised in whole or in part at times other than that stated above. The Option may be exercised only in amounts of one hundred (100) shares or whole multiples thereof; provided, however, that this restriction shall not apply to the purchase by Participant of all outstanding vested Shares. In no event shall Participant be entitled to purchase a fractional share. Notwithstanding any provision in this Agreement to the contrary, if the Participant ceases to be an employee of the Company for any reason, the Participant shall have no rights with respect to the portion of the Option that is not then vested and the unvested portion of the Option shall be automatically forfeited. The Option may be exercised only if compliance with all applicable federal and state securities laws can be effected and only by (i) Participant's completion, execution and delivery to the Company of a notice of exercise, and (ii) the payment to the Company of the Exercise Price. Except in the event of the death of a Participant, in which event Participant's estate, executors or administrators, personal or legal representatives or heirs may exercise this Option in accordance with the terms of Subsection 3CB hereof, this the Option or any of the rights thereunder may be exercised by the Participant or permitted transferee only and may not be transferred or assigned in whole or in part, whether voluntarily, involuntarily or by operation of law (including, without limitation the laws of bankruptcy) other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

     C. In the event of the death of a Participant, Participant's estate, executors or administrators, or personal or legal representatives shall be entitled, for a period of six (6)
     months following the date of Participant's death, to exercise the Option, but only to the extent that Participant was entitled to exercise the Option on the date of such death and subject to the earlier expiration of the Option pursuant to Section 2 hereof.. Any person so desiring to exercise Participant's the Option shall be required, as a condition to the exercise of the Option, to furnish to the Company such documentation as the Company shall deem satisfactory to evidence the authority of such person to exercise the Option on behalf of the Participant's estate.

     D. Payment of the Exercise Price shall be made in cash and/or upon approval by the Committee by surrender by the Participant of a sufficient number of shares of the Company's sStock (previously acquired by the Participant) valued at the fair market value of such shares. The Committee may, upon such terms and conditions as it deems appropriate, accept the surrender by Participant of Participant's right to exercise the Option, in whole or in part, and authorize a cash payment in consideration therefore. As a condition to the issuance of Company Stock pursuant to this the Option, the Participant authorizes the Company to withhold in accordance with applicable law, from any regular cash compensation payable to Participant, any taxes required to be withheld by the Company under federal, state or local law as a result of Participant's exercise of this Option.

4. Employment of Participant. Nothing in this oOption grant shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall continue to employ Participant, nor shall this oOption grant affect the right of the Company to terminate the employment of Participant at any time and for any reason. No change of Participant's duties as an employee of the Company shall result in, or be deemed to be, a modification of any of the terms of this option grant.

5. Terms and Conditions of Plan. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this option grant and any term or provision of the Plan, such term or provision of the Plan shall control. The Plan and this oOption grant set forth all of the understanding between the parties hereto with respect to the Option and the Shares, and there are no promises, agreements, or understandings, express or implied, between them with respect to the Option or the Shares other than as set forth herein or in the Plan. This The oOption grant shall be construed and enforced in accordance with the laws of the State of Texas. This option grant The Option may be amended as required or desirable (in the opinion of the Company or its counsel) in order to comply with any rule or regulation promulgated or proposed under the Code by the Internal Revenue Service.

                                        KINETIC CONCEPTS, INC.


                                        By:
                                        ____________________________

                                        Raymond R. Hannigan,
                                        President &
                                        Chief Executive Officer